Operating/Working Interest Owner Agreement
                   ------------------------------------------


Consolidated Oil & Gas Inc.
Sabinal Resources, Inc
316 Main Street, Suite L
Humble, TX  77338

The operator, hereinafter referred to as "COG"


Working Interest Owner:







The Working Interest Owner, hereinafter referred to as "WIO"

Do hereby agree to the following:

1. Subject to these provisions and normally accepted business practices, COG shall develop and complete, manage and control all operations for the purpose of recovering oil and/or gas as applicable in commercial quantities pursuant to certain leases in Frio County, Texas.

2. COG intends to drill/re-enter a well pursuant to this agreement, tentatively, [name of well], for the joint benefit of COG and the WIO. The WIO has contributed and COG has deposited in the joint operating account, the amount of $____________ representing equity ownership in the project at a rate of 8 % of an 80% net revenue interest per $_____________ contributed. The percentage of equity represented herein is __%

3. COG contends that the capital contribution referred to shall be adequate to complete the WIO's portion of the project and that COG shall be responsible for cost overruns, should they occur, up to the point of final completion.

4. The equity in the lease or leases assigned to the WIO shall be reflected by a fully executed standard assignment document. Such will be filed by COG with the court in Frio County, Texas.

5. Repairs, upgrades, etc. deemed necessary by COG post-completion will be paid for first from project revenues, and then by way of capital call. COG believes it to be highly unlikely that such could not be paid for from project revenues.

                                                                    Exhibit 10.1
                                                               Page 1 of 3 Pages

6. COG, at its discretion, retains the right to retain the services of third-party sources for field services at its discretion. COG may also utilize its own crews and/or equipment to conduct field services when appropriate. COG agrees to charge the company actual out-of-pocket costs for such services without built-in profits for its own benefit.

7. COG has the right to make expenditures chargeable to the company when, in its opinion, such expenditures are required for continued operations. Such repairs or modifications will be made by reputable contractors at customary prices or by COG itself as stipulated above.

8. Income from operations will first go to the joint operation account. Proportionate to each WIO contribution, COG will disburse income to each WIO, once expenses are paid, on a regular monthly basis.

9. COG will furnish year-end income tax documentation to WIO in a timely manner.

10. PRIORITIZING: COG will pay ___% of net revenues monthly to WIO until the amount originally contributed is paid out in full. At that point, distribution will be as follows: ___% to COG, __% to WIO, __% to consulting WIO. COG retains the right to transfer its own equity in exchange for goods or services at its discretion.

11.      State taxes will be paid monthly by COG prior to disbursement to WIO.

12.      COG has the right to dispose of normal  accumulations  of junk,  scrap,
         and  or  surplus  material  in  reasonably  small  quantities   without
         crediting WIO accounts.

13. In the event of winding down of any part of this operation as a result of a lack of commercial viability, the liquidation of assets of that portion of the project shall be proportionately distributed to WIO.

14. COG shall maintain accurate records of operations and such records shall be made available to WIO and their duly appointed representatives at reasonable times and with reasonable notification.

15. WIO retains the right to visit and or inspect project sites at reasonable intervals with reasonable notification.

16. COG retains authority to legally prosecute and or defend for the benefit of the overall operation and WIO agrees to abide by the results of any such action.

17. COG will provide to WIO information pertinent to the interest of WIO in a reasonable and timely manner.

18. COG agrees to operate subject venture in good faith and to the best of its ability and to carry on normal operations in an upstanding and ethical fashion and in accordance with normal acceptable business practice and standards.

                                                                    Exhibit 10.1
                                                               Page 2 of 3 Pages

19. WOI understands that COG cannot guarantee or warrant the performance or commercial success of any part of or all of the subject operation and WIO holds COG harmless in this regard. WIO understands and accepts the inherent risks in the production of energy products.

20. If a two-thirds majority of all WIOs determine that COG should be replaced as venture operator or that COG should show cause why it should remain as operator, COG agrees to show cause or resign, at its option, and otherwise honor whatever decision in this regard is made by the WIO.

21. This agreement shall be binding and in force as long as commercially viable operations continue. Words or phrases herein implying singular may be defined as plural and words implying plural may be defined as singular. Words or phrases implying gender may be defined as the opposite or neutral gender.

22. The rights under this agreement are transferable to and shall be binding upon heirs and/or successors to this agreement. The private sale and transfer of any WIO rights pursuant to this agreement will be allowed unless a majority of involved parties object to such sale or transfer.

23. It is understood that this agreement may not cover all possible scenarios and the parties agree to endeavor to amicably resolve any issues that may arise outside the scope of these provisions.

24. The laws of the state of Texas shall preside, and all parties agree to attempt reasonable arbitration in the event of the need to address unresolved issues between parties.


The parties hereby agree to the terms of and have executed this agreement this ___ day of __________, 2005.


Working Interest Owners                       Operator/Venture Manager
-----------------------                       ------------------------


By                                            By
   ----------------------------------            -------------------------------
   Signature                                     Consolidated Oil & Gas, Inc.
                                                 James Carl Yeatman, President
                                                 Venture Manager

By
   ----------------------------------
   Second signature, if applicable

This agreement must be filed with a completed Working Interest Owner Information sheet.

                                                                    Exhibit 10.1
                                                               Page 3 of 3 Pages